                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-12

                          HASTINGS ENTERTAINMENT, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------

         (5)      Total fee paid:

                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials:

                  --------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:

                  --------------------------------------------------------------

                          HASTINGS ENTERTAINMENT, INC.
                              3601 PLAINS BOULEVARD
                              AMARILLO, TEXAS 79102

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 20, 2001

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Hastings Entertainment, Inc. (the "Company") will be held at our corporate offices, 3601 Plains Boulevard, Amarillo, Texas 79102, on Wednesday, June 20, 2001, at 4:00 p.m., central time for the following purposes:

         (1) To elect three Class III directors to the Company's Board of Directors (the "Board") for terms expiring in 2004.

         (2) To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

         The close of business on May 15, 2001 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at 3601 Plains Boulevard, Amarillo, Texas 79102.

         SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors


                                    JERRY M. MCKEE
                                    Secretary
Amarillo, Texas
June 1, 2001

                                 PROXY STATEMENT
                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

GENERAL QUESTIONS AND ANSWERS....................................................................................1

PROPOSAL NO. 1: ELECTION OF THREE DIRECTORS......................................................................3

         Nominees for election to the Board of Directors.........................................................3

         Continuing Directors....................................................................................3

BOARD MEETINGS AND COMMITTEES....................................................................................4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...................................................5

EXECUTIVE COMPENSATION...........................................................................................7

         Option Grants During 2000 Fiscal Year...................................................................9

         Option Exercises During 2000 Fiscal Year and Fiscal Year-End Option Values.............................10

         Director Compensation..................................................................................10

         Employee Contracts and Change of Control Arrangements..................................................10

         Compensation Committee Interlocks and Insider Participation............................................11

REPORT OF THE COMPENSATION COMMITTEE............................................................................12

STOCK PERFORMANCE GRAPH.........................................................................................14

         Performance Graph......................................................................................14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................15

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934............................................15

AUDIT COMMITTEE REPORT..........................................................................................15

FEES PAID TO INDEPENDENT AUDITORS...............................................................................16

CHANGES IN AUDITORS.............................................................................................16

INDEPENDENT AUDITORS............................................................................................16

OTHER MATTERS...................................................................................................16

ANNUAL REPORT...................................................................................................17

FORM 10-K.......................................................................................................17

SHAREHOLDER PROPOSALS...........................................................................................17

                          HASTINGS ENTERTAINMENT, INC.
                              3601 PLAINS BOULEVARD
                              AMARILLO, TEXAS 79102

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 20, 2001

                             -----------------------

                          GENERAL QUESTIONS AND ANSWERS

Q:       WHEN IS THE PROXY STATEMENT BEING MAILED?

A: This Proxy Statement is first being mailed on or about June 1, 2001, to shareholders of the Company by the Board to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders.

Q:       WHEN IS THE ANNUAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual Meeting will be held on Wednesday, June 20, 2001, at 4:00 p.m. central time at the Company's corporate offices, 3601 Plains Boulevard, Amarillo, Texas.

Q:       WHO MAY ATTEND THE ANNUAL MEETING?

A:       All shareholders of the Company may attend the Annual Meeting.

Q:       WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on May 15, 2001 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Q:       ON WHAT AM I VOTING?

A:       You will be voting on:

         o The election of three Class III directors to the Board for terms expiring in 2004; and

         o Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q:       HOW DO I VOTE?

A: You may vote by either attending the Annual Meeting or signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card. If you then decide to attend the Annual Meeting, you may revoke your Proxy by voting in person.

         All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted:

         o "FOR" the election of each of the persons identified in "Proposal No.1: Election of Three Directors" as nominees for election as directors of the Company for a term expiring in 2004; and

         o At the discretion of the Proxy holders with regard to any other matter that may properly come before the Annual Meeting.

         Where a shareholder has properly specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by
         (i) providing written notice of revocation to Jerry M. McKee, Secretary, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102, or (ii) attending the Annual Meeting and voting in person.

Q:       WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to ensure that all your shares are voted.

Q:       WHO WILL COUNT THE VOTE?

A: Representatives of Mellon Investor Services, Inc., the Company's transfer agent, will tabulate the votes and act as inspectors of election.

Q:       WHAT CONSTITUTES A QUORUM?

A: As of the Record Date, 11,839,942 shares of the Company's Common Stock were issued and outstanding. A majority of the issued and outstanding shares, present or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will be excluded from, and have no effect on the outcome of, the election of directors.

Q:       WHAT IS THE REQUIRED VOTE FOR ELECTION OF EACH DIRECTOR?

A: The required vote for election of each director is a plurality of the votes of the shares of Common Stock having voting power present or represented by Proxy at the Annual Meeting.

Q:       HOW MUCH DID THIS PROXY SOLICITATION COST?

A: The Company has hired Mellon Investor Services, Inc. to assist in the distribution of proxy materials and solicitation of votes at a cost of $3,750, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of Common Stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

                                 PROPOSAL NO. 1:
                           ELECTION OF THREE DIRECTORS

         The Board is divided into three classes, with each of two classes consisting of three directors and one class consisting of two directors. Members of each class of directors generally serve for a term of three years. A director serves until the Annual Meeting of Shareholders in the year in which his or her term expires or until a successor is elected and qualified.

         The terms of Messrs. Peter Dallas, Craig Lentzsch, and Ron Stegall expire at this Annual Meeting, and the Board has nominated each of them for reelection at the Annual Meeting as a director to serve for a three-year term expiring at the Company's Annual Meeting of Shareholders in 2004 or until his successor is elected and qualified. In order to be elected a director, a nominee must receive a plurality of the votes of the shares of Common Stock having voting power present or represented by Proxy at the Annual Meeting.

         The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than three nominees. Set forth below is information as to the nominees for election at the Annual Meeting and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other companies.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

         PETER A. DALLAS, age 65, has served as a director of the Company since October 1991 and its predecessor since 1970. Mr. Dallas is presently an independent banking consultant. Mr. Dallas served as an officer of Bank of America, N.A. and its predecessors, NationsBank, N.A., Boatmen's First National Bank of Amarillo and The First National Bank of Amarillo, from 1965 to 1999. Mr. Dallas is also a member of the Board of Directors of a private investment company.

         CRAIG R. LENTZSCH, age 52, has served as a director of the Company since April 1994. Mr. Lentzsch is President and Chief Executive Officer of Greyhound Lines, Inc., a position held since November 1994. On March 16, 1999, Greyhound merged with and became a wholly owned subsidiary of Laidlaw, Inc. Mr. Lentzsch served as a director of Greyhound from August 1994 to March 1999. From November 1994 to April 1995, Mr. Lentzsch also served as Chief Financial Officer of Greyhound. From August 1992 to November 1994, Mr. Lentzsch was employed by Motor Coach Industries International, Inc., where he served as Executive Vice President and Chief Financial Officer. Mr. Lentzsch is a member of the Board of Directors of the American Bus Association, the Intermodal Transportation Institute, The Great American Stations Foundation and Enginetech, Inc.

         RON G. STEGALL, age 53, has served as a director of the Company since May 1996. Mr. Stegall is the founder and has served as the Chief Executive Officer of Arlington Equity Partners, Inc. since January 1992. Mr. Stegall is also the founder of BizMart, Inc. and from October 1987 to December 1991 served as Chief Executive Officer of BizMart. For more than 16 years prior to 1987, Mr. Stegall was employed by Tandy Corporation/Radio Shack Division, serving as Senior Vice President from 1983 to 1987 and Vice President from 1979 to 1983. Mr. Stegall currently serves as Chairman of the Board of InterTAN, Inc. and as a director of Gadzooks, Inc.

CONTINUING DIRECTORS

         JOHN H. MARMADUKE, age 53, has served as President and Chief Executive Officer of the Company since July 1976 and as Chairman of the Board since October 1993. Mr. Marmaduke's Board term expires in 2003. Mr. Marmaduke served as President of the Company's former parent company, Western Merchandisers, Inc. ("Western"), from 1982 through June 1994, including the years 1991 through 1994 when Western was a division of Wal-Mart. Mr. Marmaduke also serves on the board of directors of Organized Living, Inc., the Video Software Dealers Association and is a former President of the National Association of Recording Merchandisers. Mr.

Marmaduke has been active in the entertainment retailing industry with the Company and its predecessor company for over 30 years. John H. Marmaduke and Stephen S. Marmaduke are brothers.

         STEPHEN S. MARMADUKE, age 50, has served as a director of the Company since October 1991 and his current term expires in 2002. From 1978 to September 1992, Mr. Marmaduke served as Vice President of Purchasing for Western, the Company's former parent company and is a former Board Member of the County Music Association. Mr. Marmaduke is currently a private investor. John H. Marmaduke and Stephen S. Marmaduke are brothers.

         GAINES L. GODFREY, age 67, has served as a director of the Company since October 1991 and his current term expires in 2003. Mr. Godfrey served as Senior Vice President of the Company from May 2000 to January 2001 and as Senior Vice President and Chief Financial Officer from May 2000 to October 2000. Mr. Godfrey has been associated with Godfrey Ventures in the field of financial consulting, including evaluations, financing, underwriting, purchases and sales in a wide range of industries, since 1982 . From 1973 to 1982, Mr. Godfrey was Vice President, Finance for Mesa Petroleum Co.

         JEFFREY G. SHRADER, age 50, has served as a director of the Company since October 1992 and his current term expires in 2003. Mr. Shrader has been a shareholder in the law firm of Sprouse, Smith & Rowley, PC in Amarillo, Texas since January 1993. Mr. Shrader is also a member of the Board of Directors of Parallel Petroleum Corporation.

         DARYL L. LANSDALE, age 60, was elected as a director of the Company in March 2001 and his current term expires in 2002. Mr. Lansdale is President of Rush Retail Centers, a position held since March 1998. Mr. Lansdale also served as Chairman and Chief Executive Officer of Scotty's, Inc. from July 1987 to March 1996. Mr. Lansdale served as President and Chief Executive Officer of Lil' Things, Inc. from January 1997 to February 1998. Lil' Things, Inc. filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, on June 10, 1997.

                         BOARD MEETINGS AND COMMITTEES

         During fiscal 2000, our Board held nine meetings. All incumbent directors attended at least 75% of all Board and applicable committee meetings.

         Our Board had both an audit committee and a compensation committee in fiscal 2000.

         o The Audit Committee, pursuant to the Audit Committee Charter, adopted March 30, 2001 and effective June 1, 2001, which is attached to this Proxy Statement as Annex A, undertakes a variety of activities designed to assist our Board in fulfilling its oversight role regarding the professional services and independence of the Company's independent auditors and the Company's accounts, procedures and internal controls. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit,
                  (ii) reviewing with the Company's independent auditors, the corporate accounting practices and policies and recommending to whom reports should be submitted within the Company, (iii) reviewing the Company's independent auditors final report, (iv) reviewing with internal and independent auditors overall accounting and financial controls, and (v) being available to the independent auditors during the year for consultation purposes.

                  The members of our Audit Committee are Peter Dallas, Craig Lentzsch and Ron Stegall, all of whom are independent directors. During fiscal 2000, the Audit Committee met six times.

         o The Compensation Committee recommends the compensation of the officers of the Company and performs other similar functions and recommends grants of options under the Company's stock option plans for consideration by the Board of Directors. See "Executive Compensation." Committee members are Jeffrey Shrader, Peter Dallas and Craig Lentzsch. The Compensation Committee met one time in fiscal 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of May 15, 2001 regarding the beneficial ownership of (i) Common Stock of each person known by the Company to own 5% or more of the Company's outstanding Common Stock, (ii) each director and each named executive officer, and (iii) all directors and named executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted. The percentage of beneficial ownership is calculated based on 11,839,942 shares of Common Stock outstanding as of May 15, 2001.

                                                                      AMOUNT AND NATURE
                                                                        OF BENEFICIAL
NAME AND ADDRESS (1)                                                     OWNERSHIP(2)       PERCENT OF CLASS(3)
--------------------                                                     ------------       -------------------
John H. Marmaduke (4)                                                      4,154,313               33.93%
Stephen S. Marmaduke (5)                                                   1,465,698               12.37%
Estate of Sam Marmaduke (6)                                                1,024,403               8.65%
P.O. Box 33251
Amarillo, Texas 79102
Peter A. Dallas (7)                                                           28,517                 *
Gaines L. Godfrey (8)                                                         92,884                 *
Daryl L. Lansdale                                                              3,787                 *
Craig R. Lentzsch (9)                                                         40,608                 *
Ron G. Stegall (10)                                                           21,709                 *
Jeffrey G. Shrader (11)                                                       42,811                 *
Robert A. Berman (12)                                                         53,896                 *
Michael J. Woods (13)                                                         36,103                 *
James S. Hicks (14)                                                           14,667                 *
Dan Crow                                                                       4,200                 *
Jerry M. McKee (15)                                                            9,303                 *
Alan Van Ongevalle (16)                                                       15,667                 *
Officers and directors as a group (14 persons)                             5,984,163               48.41%

----------
*        Represents less than 1%.

(1) Unless otherwise indicated, the address for each of the beneficial owners identified is c/o the Company, 3601 Plains Boulevard, Amarillo, Texas 79102.

(2) Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of Common Stock owned as of May 15, 2001 by the person indicated, shares underlying options owned by such person on May 15, 2001 that were exercisable within 60 days of that date and, in some instances, shares underlying Restricted Stock Units owned by such person on May 15, 2001 that vested within 60 days of that date.

(3) Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(4) Includes 1,024,403 shares held by the Estate of Sam Marmaduke, of which John H. Marmaduke is the Independent Executor, and 2,254,525 shares held by the John H. Marmaduke Family Limited Partnership, the managing general partner of which is John H. Marmaduke Management, Inc., of which John H. Marmaduke is president, 40,738 shares held by Martha A. Marmaduke, John H. Marmaduke's wife, 2,001 shares held by Margaret Hart Marmaduke, John H. Marmaduke's daughter, 10,118 shares held by Owen M. Marmaduke, John H. Marmaduke's son, and options exercisable for 404,720 shares.

(5) Includes 1,381,785 shares held by the Stephen S. Marmaduke Family Limited Partnership, the managing general partner of which is Stephen
         S. Marmaduke Management, Inc., of which Stephen S. Marmaduke is president, 60,840 shares held by Shelley R. Marmaduke, Stephen S. Marmaduke's wife, and options exercisable for 12,650 shares.

(6) These shares are also included in the number of shares attributed to John H. Marmaduke.

(7)      Includes 12,650 options exercisable for shares

(8)      Includes 12,144 options exercisable for shares.

(9) Includes 12,650 options exercisable for shares and 5,541 shares held by the Lentzsch Special Trust No. 1 of which Mr. Lentzsch shares voting and investment power with Robert B. Crowder, as co-trustees.

(10) Includes 7,590 options exercisable for shares, 355 shares held by Arlington Equity Partners, of which Ron Stegall is the Chief Executive Officer, and 7,083 shares held by Ron Stegall Limited Partnership, the managing general partner of which is Ron Stegall.

(11)     Includes 12,650 options exercisable for shares.

(12)     Includes 10,000 options exercisable for shares.

(13)     Includes 12,252 options exercisable for shares.

(14)     Includes 9,167 options exercisable for shares.

(15) Includes 5,550 options exercisable for shares and 2,301 Restricted Stock Units.

(16)     Includes 6,000 options exercisable for shares.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long-term compensation earned during the last three fiscal years by the Chief Executive Officer and each of our four other most highly compensated officers (collectively, the "named executive officers").

                                                                                  LONG-TERM COMPENSATION
                                                                             ---------------------------------
                                                                                     AWARDS            PAYOUTS
                                                                             -----------------------   -------
                                                                                         SECURITIES
                                                                             RESTRICTED  UNDERLYING
                                                              OTHER ANNUAL     STOCK      OPTIONS/      LTIP      ALL OTHER
   NAME AND PRINCIPAL        FISCAL                           COMPENSATION     AWARDS       SARS       PAYOUTS   COMPENSATION
       POSITION               YEAR   SALARY ($)   BONUS ($)       ($)           ($)        (#)(1)        ($)          ($)
----------------------        ----   ----------   ---------   ------------   ----------   ----------   -------   -------------
John H. Marmaduke             2000   $ 182,577    $ 209,250       -0-           -0-         -0-        -0-     $ 105,437(2)
Chairman of the Board,        1999   $ 174,750    $ 228,375       -0-           -0-        32,500      -0-     $   4,873(2)
President and Chief           1998   $ 164,060    $ 240,141       -0-           -0-        17,500      -0-     $   9,047(2)
Executive Officer

Robert A. Berman              2000   $  92,151    $  94,500       -0-        $77,127(3)    50,000      -0-     $   4,806(4)
Vice President of Store       1999   $  87,500    $  76,250       -0-        $63,301(5)    43,000      -0-     $   4,056(4)
Operations                    1998   $  80,095    $  44,998       -0-        $28,314(5)     9,000      -0-     $   7,096(4)

Michael J. Woods              2000   $ 106,503    $  64,800       -0-        $53,968(6)    45,000      -0-     $   2,609(7)
Vice President and            1999   $ 100,000    $  70,000       -0-           -0-        33,000      -0-     $   2,364(7)
Chief Information Officer     1998   $  90,000    $  56,862       -0-        $ 7,615(8)     9,000      -0-     $   4,089(7)

Gaines L. Godfrey(9)          2000   $ 102,248    $ 200,000       -0-           -0-        50,000      -0-          -0-
Senior Vice President,        1999       -0-         -0-          -0-           -0-         2,530      -0-          -0-
Chief Financial Officer and   1998       -0-         -0-          -0-           -0-         2,530      -0-          -0-
Director

James S. Hicks                2000   $  91,288    $  48,600       -0-        $13,931(10)   35,000      -0-     $  2,963(11)
Vice President of Purchasing  1999   $  90,000    $  45,000       -0-           -0-         7,000      -0-     $  2,772(11)
                              1998   $  87,508    $  32,546       -0-           -0-        18,972              $  4,993(11)

----------
(1)      Options to acquire Common Stock.

(2) The amount shown for Fiscal 2000 includes (i) annual matching contributions paid by the Company for Mr. Marmaduke's account pursuant to the Company's 401(k) Plan in the amount of $3,737, (ii) an annual contribution paid by the Company for Mr. Marmaduke's account pursuant to the Company's Associate Stock Ownership Plan in the amount of $1,700, and (iii) an annuity with a principal amount of $100,000 funded by the Company for Mr. Marmaduke. Mr. Marmaduke is required to reimburse the Company for the $100,000 purchase price of the annuity if his employment with the Company does not continue through January 31, 2003. The amounts shown for fiscal 1999 and 1998 include (i) annual matching contributions paid by the Company for Mr. Marmaduke's account pursuant to the Company's 401(k) Plan in the amount of $3,273 and $5,047 in fiscal 1999 and 1998, respectively, and (ii) an annual contribution paid by the Company for Mr. Marmaduke's account pursuant to the Company's Associate Stock Ownership Plan in the amount of $1,600 and $4,000 in fiscal 1999 and 1998, respectively.

(3) Mr. Berman was issued 30,728 Restricted Stock Units with a market value on the date of the award of $77,127 in exchange for certain outstanding Stock Options with an exercise price of $9.00 or more. See "Report of the Compensation Committee - Long Term Incentive Awards."

(4) The amounts shown include (i) annual matching contributions paid by the Company for Mr. Berman's account pursuant to the Company's 401(k) Plan in the amount of $3,737, $3,068 and $4,794 in fiscal 2000, 1999 and
         1998, respectively, and (ii) an annual contribution paid by the Company for Mr. Berman's account pursuant to the Company's Associate Stock Ownership Plan in the amount of $1,069, $988 and $2,302, in fiscal 2000, 1999 and 1998, respectively.

(5) Mr. Berman was issued 6,230 and 3,432 Restricted Stock Units in fiscal 1999 and 1998, respectively, in lieu of cash bonuses in the amount of $47,488 and $21,244, respectively. The Restricted Stock Units had a market value of $63,301 and $28,314, respectively, on the date of such award.

(6) Mr. Woods was issued 21,501 Restricted Stock Units with a market value on the date of the award of $53,968 in exchange for certain outstanding Stock Options with an exercise price of $9.00 or more. See "Report of the Compensation Committee - Long Term Incentive Awards."

(7) The amounts shown include (i) annual matching contributions paid by the Company for Mr. Woods' account pursuant to the Company's 401(k) Plan in the amount of $1,688, $1,490 and $2,087 in fiscal 2000, 1999 and 1998, respectively, and (ii) an annual contribution paid by the Company for Mr. Woods' account pursuant to the Company's Associate Stock Ownership Plan in the amount of $921, $874 and $2,002 in fiscal 2000, 1999 and 1998, respectively.

(8) Mr. Woods was issued 923 Restricted Stock Units in fiscal 1999 in lieu of a cash bonus in the amount of $5,713. The Restricted Stock Units had a market value of $7,615 on the date of the award.

(9) Mr. Godfrey resigned as Senior Vice President of the Company, effective January 2, 2001.

(10) Mr. Hicks was issued 5,550 Restricted Stock Units with a market value on the date of the award of $13,931 in exchange for certain outstanding Stock Options with an exercise price of $9.00 or more. See "Report of the Compensation Committee - Long Term Incentive Awards."

(11) The amounts shown include (i) annual matching contributions paid by the Company for Mr. Hicks' account pursuant to the Company's 401(k) Plan in the amount of $2,050, $1,872 and $2,773 in fiscal 2000, 1999 and 1998, respectively, and (ii) an annual contribution paid by the Company for Mr. Hicks' account pursuant to the Company's Associate Stock Ownership Plan in the amount of $913, $900 and $2,220 in fiscal 2000, 1999 and 1998, respectively.

OPTION GRANTS DURING 2000 FISCAL YEAR

         The following table sets forth information concerning stock options granted during fiscal 2000 to the named executive officers. There have been no grants of SARs during fiscal 2000 or prior years.

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                            AT ASSUMED ANNUAL RATES OF
                                                                                             STOCK PRICE APPRECIATION
                                                                                                        FOR
                                       INDIVIDUAL GRANTS                                            OPTION TERM(1)
----------------------------------------------------------------------------------------    --------------------------
                         NUMBER OF     PERCENT OF TOTAL
                         SECURITIES      OPTIONS/SARS
                         UNDERLYING       GRANTED TO
                          OPTIONS/       EMPLOYEES IN       EXERCISE OR
                            SARS            FISCAL           BASE PRICE       EXPIRATION
       NAME             GRANTED (#)(2)       YEAR              ($/SH)             DATES         5% ($)         10% ($)
-------------------    --------------- ----------------  ------------------  -------------  -------------   ----------
John H. Marmaduke             -0-             -0-                 -0-                               -0-            -0-
Robert A. Berman           50,000(3)          8.8%              $3.55          3/14/2010       $111,629      $282,889
Michael J. Woods           45,000(3)          8.0%              $3.55          3/14/2010       $100,466      $254,600
Gaines L. Godfrey          50,000(4)          8.8%              $1.27          5/24/2010       $39,935       $101,203
James S. Hicks             35,000(3)          6.2%              $3.55          3/14/2010       $78,140       $198,022

----------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, non-transferability or vesting over periods. The use of the assumed 5% and 10% returns is established by the Securities and Exchange Commission and is not intended by the Company to forecast possible future appreciation of the price of the Common Stock.

(2)      Options to acquire shares of Common Stock.

(3) Twenty percent (20%) of the options are exercisable on each anniversary of March 14, 2000 until all such options are exercisable.

(4) Pursuant to Mr. Godfrey's Employment Agreement as an Executive of the Company, all options granted became exercisable on October 1, 2000.

OPTION EXERCISES DURING 2000 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth the options exercised during fiscal 2000 by the named executive officers of our Company, and the number and value of all options held at the end of fiscal 2000. The Company does not have any outstanding stock appreciation rights.

                                                              NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                             OPTIONS/SARS AT FISCAL           OPTIONS/SARS AT FISCAL
                             SHARES          VALUE                 YEAR END (#)                     YEAR END ($)
                           ACQUIRED ON      REALIZED     -------------------------------  -------------------------------
        NAME               EXERCISE (#)      ($)(1)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------     -------------     ---------    -------------------------------  --------------  ---------------
John H. Marmaduke              -0-            N/A             404,720           -0-            -0-              -0-
Robert A. Berman               -0-            N/A                 -0-        50,000            -0-              -0-
Michael J. Woods               -0-            N/A               3,252        45,542            -0-              -0-
Gaines L. Godfrey            50,000         $102,000           10,120         5,060            -0-              -0-
James S. Hicks                 -0-            N/A               2,167        35,363            -0-              -0-

----------

(1) Value realized is calculated based on the difference between the aggregate exercise price of the options exercised and the aggregate market value of the shares of Common Stock acquired on the date of exercise.

DIRECTOR COMPENSATION

         We reimburse all directors for expenses incurred in connection with their activities as directors. Prior to March 30, 2001, non-employee directors of our Company received an annual cash retainer of $15,000 and an annual grant of shares of Common Stock valued at $5,000 for service as directors. In addition, each director received a fee of $750 for each director meeting and $500 for each committee meeting attended in person or by telephone. Beginning March 30, 2001, non-employee directors of our Company will receive an annual cash retainer of $15,000 and an annual grant of shares of Common Stock valued at $10,000 for service as directors. In addition, each director will receive a fee of $1,000 for each director meeting and $750 for each committee meeting attended in person or by telephone. Also, at March 30, 2001, the directors were issued a one-time grant of 25,000 option shares at the fair market value of Hastings Common Stock on that day. These options have a ten-year life and vest 20% on each anniversary of March 30, 2001. We have a Stock Option Plan for Outside Directors (the "Directors Option Plan") for our non-employee directors and a Stock Grant Plan for our non-employee directors. The Directors Option Plan provides that each non-employee director receives an initial option for 2,530 shares of Common Stock upon election as a director, and an annual grant of 2,530 shares thereafter. Each option is granted at the fair market value of the Common Stock of the Company at the time of the grant. All initial and annual stock options granted pursuant to the Directors Option Plan are nonqualified stock options and are generally exercisable for a period of 10 years from the date of grant or, if sooner, until one year after the optionee ceases to be a director of our Company. During the fiscal year ending January 31, 2001, outside directors were granted a total of 15,180 options under the Directors Option Plan. As of January 31, 2001, options covering 86,020 shares have been granted to date under the Directors Option Plan. As of January 31, 2001, 20,258 shares of Common Stock have been granted to non-employee directors under the Stock Grant Plan for Outside Directors.

EMPLOYEE CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

         The Company has employment agreements with each of Messrs. Marmaduke, Berman, Woods, Hicks, Crow, McKee, and Van Ongevalle (each, an "Executive"). Each employment agreement provides that the Executive's salary shall be determined by the Board of Directors and that the Executive's employment shall continue until terminated by either the Executive or the Company. Either the Company or the Executive has the right to terminate the employment at any time with or without cause by delivering written notice of termination to the other party. Each agreement provides for a severance payment if the agreement is terminated by the Company without cause (as defined in the agreement). Under such circumstances, Mr. Marmaduke would receive his base annual salary and bonus for a period of 36 months, Messrs. Berman, Woods and Crow would receive their base annual salary and bonus for a period of 24 months and Messrs. Hicks, McKee and Van Ongevalle would receive their base annual salary and bonus for a period of 18 months following the date of termination, payable over such period at such times as executives of the Company receive their regular salary and bonus payments, and any benefits under any plans of the Company in which the Executive is a participant to the full extent of such Executive's rights under such plans. If the agreements are terminated either voluntarily by the Executive or by the Company with cause, or by reason of death or disability, then the Executive will not be entitled to payments under his employment agreement.

         Upon a change in control of the Company, each Executive will receive a payment to compensate him for the loss of long-term capital gains treatment of certain options granted to the Executive. Each employment agreement provides that, in the event the Executive terminates employment with the Company, the Executive may not, for a period of 18 months following termination, work for or assist a competitor of the Company, use certain information obtained from the Company, or induce any other employees of the Company to terminate their relationship with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Shrader, Dallas and Lentzsch presently serve as the members of the Compensation Committee. Mr. Shrader is a shareholder in the law firm of Sprouse, Smith & Rowley, PC in Amarillo, Texas, which has provided legal services to the Company since 1993. During fiscal 2000 the Company made aggregate legal payments of $0.2 million to such law firm. The Company believes that these services have been provided on terms as favorable as those which the Company could have obtained from a non-affiliated third party.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Company's compensation program is designed to motivate, reward and retain the management talent the Company needs to achieve its business goals. This program makes a significant portion of officers' compensation dependent upon increases in shareholder value.

         The Compensation Committee of the Board of Directors (the "Compensation Committee") supervises the Company's compensation program. The Compensation Committee is made up of non-employee Directors who do not participate in any of the compensation plans they administer. The Compensation Committee recommends the salary and other incentives packages of the executive officers of the Company to the Board of Directors, which in turn actually approves the compensation packages.

         The Company's success depends on attracting and retaining executives who have developed the skills and expertise required to lead and manage a multimedia entertainment retailer. The Company's philosophy is to do this with
(1) competitive base salaries, (2) rewards for performance and accomplishments on an annual basis, and (3) incentives to meet long-term objectives.

         The Company pays for performance based on an individual's level of responsibility. The Company motivates performance by recognizing the year's results and by providing incentives for improvement in the future. The three major components of the Company's compensation program are base salary, incentive bonus awards made on an annual basis, and long-term incentive awards.

         Base Salary. The Company's salaries are reviewed annually based on competitive positioning (comparing the Company's salary structure with salaries paid by other companies) and the Company's business performance. Initially, the Company's Chief Executive Officer recommends base salary amounts to the Compensation Committee. In reviewing these recommendations, the Compensation Committee uses a number of surveys to determine competitive salary positions. Primarily, the Compensation Committee compares salary structure with both entertainment and non-entertainment retailing companies.

         The Company's general headquarters and most of its retail operations are not located in large metropolitan areas. Accordingly, salary ranges are targeted at the median level of the survey data. Within these ranges, the Compensation Committee determines each individual executive officer's salary based on performance, responsibility, experience and results.

         Incentive Awards Made on an Annual Basis. A significant portion of an executive officer's income is based upon the Corporate Officer Incentive Program ("COIP"). This program provides for incentive cash payments based upon incentive targets expressed as a percentage of a participant's base salary if certain performance goals are met. Each fiscal year is divided into two separate six-month performance periods, and awards are made for each performance period. Amounts payable under COIP are not guaranteed, and thus a significant portion of each officer's annual compensation is essentially at risk.

         At the beginning of each performance period, each officer is assigned an incentive target amount expressed as a percentage of base salary. Generally, the higher the level an officer's responsibility is with the Company, the greater the percentage of his overall annual compensation is subject to being earned under COIP. The incentive target for a performance period can then be increased to not more than 125% of the targeted amount or decreased to not less than 50% of the targeted amount based upon performance achievement. At the beginning of each performance period, the Compensation Committee establishes in writing the performance goals that will determine the size of the Incentive Plan awards. As of January 31, 2001, the performance measures for all incentive plan participants were based upon sales and return on equity as defined in the Company's annual business plan. Return on equity is defined as the after-tax rate of return on beginning shareholders' equity for the performance period.

         Within 90 days after the end of each performance period, each participant's base salary rate is multiplied by the earned incentive plan award percentage to determine the dollar value of the award for the performance period in question. The maximum award payable under the COIP is the lesser of 250% of the participant's most recent annualized base salary or $1,000,000. A portion of any bonus may be used to purchase Restricted Stock Units ("RSU's") of the Company.

         In fiscal 2000, during the first six-month performance period, the Company realized 80% of the incentive target and in the second six-month performance period the Company realized 75% of the incentive target.

         Long-term Incentive Awards. Long-term incentive rewards are intended to develop and retain strong management through share ownership. Stock options are the primary long-term incentive granted to officers, as well as other key employees of the Company. The Compensation Committee believes that a significant portion of officers' compensation should depend on value created for the shareholders. Options are an excellent way to accomplish this because they tie the officers' interest directly to the shareholders' interest.

         The number of options granted to officers is based upon individual performance and level of responsibility. Option grants must be of sufficient size to provide a strong incentive for executives who work for long-term business interests and become significant owners of the business. The Compensation Committee reviews market studies for long-term compensation awards, and endeavors to make option grants to provide the necessary incentive to attract and retain qualified executives.

         In Fiscal 2000, the Compensation Committee determined that certain stock options previously granted to officers and employees of the Company were so far "out of the money" that they served no incentive purpose. Consequently, the Compensation Committee advised the Board of Directors to issue restricted stock in exchange for certain stock options bearing an exercise price of $9.00 or more, and the Board of Directors did so. The ratio of restricted stock issued in the exchange varied with the option exercise price of the outstanding options but in the aggregate was approximately 1:4. Options beneficially owned by the Chief Executive Officer and the Directors of the Company were excluded from the exchange. As a result of the exchange, 122,269 shares of restricted stock were issued and options for 504,694 shares were cancelled and returned to the Company's 1991, 1994 and 1996 Stock Option Plans. The rights of all participants, excluding Jerry M. McKee, the Company's Vice President, Controller, Secretary and Treasurer, in the restricted stock vested 50% on January 31, 2001 and 50% on April 30, 2001. Mr. McKee's rights in shares of restricted stock vest 50% on May 31, 2001 and 50% on August 31, 2001. The restricted stock is subject to restrictions and may be resold only in accordance with Rule 144 under the Securities Exchange Act of 1934 or other applicable exemption.

         Deductibility of Compensation. The Compensation Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer or other named executive officers. It is the policy of the Company to attempt to have its executive compensation plans treated as tax deductible compensation wherever, in the judgment of the Compensation Committee, to do so would be consistent with the objectives of that compensation plan.

         Chief Executive Officer Compensation. The total compensation of John H. Marmaduke, the Company's Chairman, President and Chief Executive Officer, was $491,827 during fiscal 2000, representing a base salary of $182,577 and a bonus, pursuant to the COIP, of $209,250. In addition, on January 31, 2001, an annuity with a principal amount of $100,000 was funded by the Company for Mr. Marmaduke. Mr. Marmaduke is required to reimburse the Company for the $100,000 purchase price of the annuity if his employment with the Company does not continue through January 31, 2003. Mr. Marmaduke's compensation was based upon a comparison to the compensation of officers in similar positions of other retailers, taking into consideration the Company's size, performance and business philosophy.

         This report is submitted by the members at the end of fiscal 2000 of the Compensation Committee:

                                 Jeffrey G. Shrader, Chairman
                                 Craig R. Lentzsch
                                 Peter A. Dallas

                             STOCK PERFORMANCE GRAPH

         The following graph compares the annual cumulative total shareholder return on an investment of $100 on June 12, 1998 (the first day of public trading) in the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of a similar investment in the Nasdaq National Market Retail Trade Stocks Index and in the S&P 500 Market Index.



PERFORMANCE GRAPH

                                                        Retail
   Date                 Hast        S&P 500           Trade Index
   ----                 ----        --------          -----------
June 12, 1998          100.000       100.000            100.000
January 29, 1999       119.886       112.859            101.314
January 31, 2000        36.932       122.859             82.406
January 31, 2001        17.614       120.476             63.849

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Jeffrey G. Shrader, a director of the Company, is a shareholder in the law firm of Sprouse, Smith & Rowley, PC, Amarillo, Texas, which has provided legal services to the Company since 1993. (See "Compensation Committee Interlocks and Insider Participation").

         Gaines L. Godfrey, an executive officer of the Company from May 2000 to January 2001 and currently a director of the Company, owns, as a limited partner, interests of 10% or less in certain limited partnerships that lease land and improvements to the Company under triple net leases. During fiscal 2000 the Company made aggregate lease payments of $0.6 million, to such limited partnerships. The Company believes that these leases are on terms as favorable as those which the Company could have obtained from a non-affiliated third party.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         To our knowledge, based solely on the review of the forms submitted to us during and with respect to the 2000 fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with and have been timely filed, except for the following: Form 4s reflecting a change in beneficial ownership for Robert A Berman, Steve Hicks, Alan VanOngevalle, and Mike Woods due November 10, 2000 were filed on Form 5s on March 15, 2001 and an amended Form 4 was filed for Gaines L. Godfrey on January 10, 2001, amending his Form 4 filed in May 2000.

                             AUDIT COMMITTEE REPORT

         In accordance with its written charter attached to this Proxy Statement as Annex A, adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

         The Audit Committee obtained from its independent auditors, Ernst & Young LLP, a formal report delineating all relationships between the independent auditors and the Company that may bear on the auditors' independence consistent with Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed and reviewed with the independent auditors and Company management audit plans, audit scope, identification of audit risks and the quality and adequacy of the Company's internal controls.

         The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

         The Audit Committee reviewed with Company management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended January 31, 2001. The management of the Company has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

         Based on the above mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2001 be included in the Company's Annual Report on Form 10-K for filing with the Security and Exchange Commission.

         The Audit Committee has considered whether the provision of the services other than those described under "Audit Fees" below is compatible with maintaining the independence of the principal auditor, and has concluded that such services are compatible with auditor independence.

                             Peter Dallas, Chairman
                             Craig Lentzsch
                             Ron Stegall


                        FEES PAID TO INDEPENDENT AUDITORS

         Aggregate fees paid for professional services rendered by Ernst & Young LLP for the annual audit for the year ended January 31, 2001 were $213,000 and all other fees during the fiscal year were $44,000



                               CHANGES IN AUDITORS

         On September 22, 2000, with the recommendation of the Audit Committee and approval of the Board of Directors, the Company dismissed KPMG LLP ("KPMG") as its independent auditors.

         Other than as described herein, in connection with the audits of the two fiscal years ended January 31, 2000 and 1999, and subsequent interim periods through September 22, 2000, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The Company believes that a disagreement occurred between itself and KPMG with respect to the Company's Form 10-Q for the period ended July 31, 2000. The disagreement involved the classification within the consolidated statement of operations of a write-down of inventory that if not resolved to KPMG's satisfaction would have caused it to make reference to the subject matter of the disagreement. Such disagreement was brought to the attention of the Company's audit committee on August 31, 2000 and resolved to the satisfaction of KPMG. Further, in connection with the audit of the Company's consolidated financial statements for the year ended January 31, 2000, KPMG informed the Company and its audit committee of conditions involving internal controls and financial reporting that represented serious weaknesses that were considered collectively to be a material weakness. KPMG advised the Company that, in completing its audit, it considered the aforementioned material weakness in determining the nature, timing, and extent of the audit tests applied to enable it to issue its opinion on the Company's consolidated financial statements.

         The audit reports of KPMG on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended January 31, 2000 and 1999, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

                              INDEPENDENT AUDITORS

         On October 19, 2000, we engaged Ernst & Young LLP to serve as our independent auditors for the fiscal year ended January 31, 2001. Ernst & Young LLP has been selected to serve as our independent auditors for the fiscal year ending January 31, 2002. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the Annual Meeting.

                                  OTHER MATTERS

         We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by Proxies will be voted in accordance with the judgement of the Proxy holders.

                                  ANNUAL REPORT

         The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended January 31, 2001, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                    FORM 10-K

         COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K (EXCLUDING EXHIBITS) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN REQUEST TO HASTINGS ENTERTAINMENT, INC., 3601 PLAINS BOULEVARD, AMARILLO, TEXAS 79102, ATTENTION: INVESTOR RELATIONS DEPARTMENT. Exhibits to the Form 10-K will be furnished upon payment of a fee of $0.50 per page to cover the Company's expenses in furnishing the exhibits.

                              SHAREHOLDER PROPOSALS

         To be considered for inclusion in our proxy statement for the 2002 Annual Meeting, proposals of shareholders must be in writing and received by us no later than February 1, 2002. To be presented at the 2002 Annual Meeting without inclusion in our proxy statement for such meeting, proposals of shareholders must be in writing and received by us no later than May 1, 2002. Such proposals should be mailed to Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102 and directed to the Secretary of the Company.

                                      By Order of the Board of Directors


                                      JERRY M. MCKEE
                                      Secretary
Amarillo, Texas
June 1, 2001

                                     ANNEX A

                                     CHARTER
                             OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

         In meeting its responsibilities, the Audit Committee is expected to:

         o Provide an open avenue of communication between the independent accountants and the Board of Directors.

         o Obtain the full board of directors' approval of this charter and review and update the Audit Committee's charter annually.

         o Recommend to the Board of Directors the independent accountants to be retained, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

         o Review and concur with management in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

         o Discuss with the independent accountants their independence from management and the Company and the matters included in the written disclosures required by the Independence Standard Board. Additionally, conduct a review of management consulting services and related fees provided by the independent accountant.

         o Inquire of management, the director of internal auditing, and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

         o Consider, in consultation with the independent accountants and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountants.

         o Review with the independent accountants the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

         o Consider and review with the independent accountants and the director of internal auditing:

                  - The adequacy of the Company's internal controls including computerized information system controls and security.

                  - Any related significant findings and recommendations of the independent accountant and internal auditor, together with management's responses thereto.

         o Review with management and the independent accountants at the completion of the annual audit:

                  - The Company's annual financial statements and related footnotes to be included in the Company's Annual Report on Form 10-K.

                  - The independent accountant's audit of the financial statements and his or her report thereon.

                  - Any significant changes required in the independent accountant's audit plan.

                  - Any serious difficulties or disputes with management encountered during the course of the audit.

                  - The independent accountant's judgment about the quality, not just the acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used.

                  - Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

         o Consider and review with management and the director of internal auditing:

                  - Significant findings from completed internal audits during the year and management's responses thereto.

                  - Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

                  - Any changes required in the planned scope of their audit plan.

         o Review with management and the independent accountants the interim financial report before it is filed with the SEC or other regulators. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

         o Review policies and procedures with respect to officers' expense accounts and perquisites including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

         o Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

         o Meet with the independent accountants, director of internal auditing and management, in separate executive sessions; to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

         o Report committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

         o Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

         o The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

         o The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

         o The committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

         The membership of the Audit Committee shall consist of at least 3 independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least two members will have accounting or related financial management expertise. Audit Committee members and the committee chairman shall be designated by the full Board of Directors.

         The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

                                      PROXY

                          HASTINGS ENTERTAINMENT, INC.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HASTINGS ENTERTAINMENT, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2001, AT 4:00 P.M. CENTRAL TIME AT OUR CORPORATE OFFICES, 3601 PLAINS BOULEVARD, AMARILLO, TEXAS, 79102. The undersigned hereby appoint(s) Stephenie Walker and Jerry M. McKee, or either of them, with full power of substitution, and with discretionary authority, the proxies of the undersigned to vote all shares of Common Stock the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 20, 2001, and at any adjournment thereof, upon the matters listed below, and in accordance with her or his best judgment with respect to any other matters which may properly come before the meeting.

         The proxy, when duly executed, will be voted in the manner directed herein, and in the absence of specific directions to the contrary, this proxy will be voted (i) for the election of the three nominees for director, and (ii) in the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournments thereof.

         This proxy is solicited on behalf of the Board of Directors of our Company and may be revoked prior to its exercise. Our Board of Directors request that you promptly execute and mail this Proxy.

         Dated this ________ day of ____________, 2001.



              ----------------------------------------------------

              ----------------------------------------------------
                (Please sign exactly as your name appears on the stock certificate. If shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, guardian, or other capacity, please give title as such.)


         1. Election of Directors of the three nominees listed below (except as indicated on the contrary below):

                  INSTRUCTION: TO VOTE FOR ALL THE NOMINEES LISTED BELOW, CHECK THE "FOR" BOX. TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE "WITHHOLD" BOX AND MARK THROUGH THE NOMINEE'S NAME.

                  FOR all nominees listed   WITHHOLD AUTHORITY TO vote one or
                  to the right              more nominees listed to the right,
                                            but vote FOR the remaining nominees

                                                           [ ] Peter A. Dallas

                        [ ]                                [ ] Craig R. Lentzsch

                                                           [ ] Ron G. Stegall

         2. With the discretionary authority as to such other matters as may properly come before the Annual Meeting or the adjournment thereof.